 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 5, 2016
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in its Charter)

Maryland (Brixmor Property Group Inc.)	001-36160	45-2433192
Delaware (Brixmor Operating Partnership LP)	333-201464-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Lexington Avenue
New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Effective December 5, 2016, the Board appointed Sheryl M. Crosland to the Board of Directors (the “Board”) of Brixmor Property Group Inc. (the “Company”), to serve until the 2017 annual meeting of stockholders. Ms. Crosland is a former Managing Director and Retail Sector Head at JP Morgan Investment Management.

Ms. Crosland will receive compensation for Board service commensurate with the Company's other non-employee directors, including an annual cash retainer of $60,000, paid quarterly in arrears, and an annual award of 5,000 shares of restricted stock. The shares of restricted stock will vest on the first anniversary of the grant date.

In connection with Ms. Crosland’s appointment to the Board, the Company will enter into an indemnification agreement (the “Indemnification Agreement”) with Ms. Crosland similar to the indemnification agreements entered into with all other members of the Board. The Indemnification Agreement provides for the indemnification by the Company for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Ms. Crosland in connection with her status or service as a member of the Board and for the Company to advance her expenses incurred as a result of any proceeding for which she may be entitled to indemnification. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which was filed as an exhibit to the Company’s Form S-11, filed with the Securities and Exchange Commission on August 23, 2013 (File No. 001- 190002).

There are no arrangements or understandings between Ms. Crosland and any person pursuant to which she was appointed as a director. There are no transactions in which Ms. Crosland had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 5, 2016	BRIXMOR PROPERTY GROUP INC.

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary Inc., its sole member

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary